Exhibit 99.1

BANCFIRST CORPORATION REPORTS THIRD QUARTER EARNINGS

OKLAHOMA CITY, October 15, 2020 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $20.9 million, or $0.63 diluted earnings per share, for the third quarter of 2020 compared to net income of $33.4 million, or $1.00 diluted earnings per share, for the third quarter of 2019. The results for the third quarter and first nine months of 2020 were negatively impacted by a higher provision for credit losses. Net income for the nine months ended September 30, 2020 was $64.2 million, or $1.94 per share, compared to $99.4 million, or $2.98 per share, for the nine months ended September 30, 2019. Net income for the third quarter and first nine months of 2020 also includes the net income of Pegasus Bank in Dallas, Texas, which was acquired on August 15, 2019, and the income and expenses associated with the purchase of assets and assumption of liabilities on March 5, 2020, from The Citizens State Bank of Okemah.

The provision for credit losses for the third quarter of 2020 was $18.7 million compared to $2.8 million a year ago. BancFirst Corporation Executive Chairman David Rainbolt commented, “Our provision for credit losses remained consistent with previous quarters as little clarity or improvement was projected for the economic effects of the pandemic.  It reflects an extension, for yet another quarter, of our assumption on the timing of the end of the pandemic and the government’s stimulus response to it. We believe this view continues to be aligned with that expressed by the Federal Reserve Board indicating a lack of economic certainty. Absent an improvement in this assessment, we would expect provisions in future quarters to continue to be elevated from historical levels.”

The Company’s net interest income for the third quarter of 2020 increased to $75.9 million compared to $72.3 million for the third quarter of 2019. The net interest margin for the quarter was 3.40% compared to 3.89% a year ago.  The Company had net charge-offs for the quarter of 0.03% of average loans, compared to net charge-offs of 0.04% of average loans for the third quarter of 2019.  Noninterest income for the quarter totaled $34.6 million, compared to $35.6 million last year. The decrease in noninterest income is primarily due to a decrease in deposit charges resulting from lower economic activity. Noninterest expense for the quarter totaled $66.1 million compared to $62.2 million last year. The increase in noninterest expense was primarily due to salary increases in 2020 related to annual merit increases and the acquisition of Pegasus bank in August 2019. The Company’s effective tax rate was 18.4% compared to 22.3% for the third quarter of 2019.

At September 30, 2020, the Company’s total assets were $9.6 billion, an increase of $1.1 billion from December 31, 2019. Debt securities of $597.0 million were up $105.3 million from December 31, 2019. Loans totaled $6.7 billion, an increase of $987.6 million from December 31, 2019. Deposits totaled $8.5 billion, an increase of $1.0 billion from the December 31, 2019 total. The increase in assets, loans and deposits were primarily related to the Paycheck Protection Program (PPP) and other government stimulus. At September 30, 2020, the balance of the Paycheck Protection Program loans was $831.7 million.  The Company’s total stockholders’ equity was $1.0 billion, an increase of $38.8 million over December 31, 2019.

Nonaccrual loans represent 1.24% of total loans at September 30, 2020, up from 0.32% at year-end 2019. The allowance to total loans was 1.59% up from 0.96% at year-end 2019. The allowance to nonaccrual loans was approximately 129% compared to 302% at year-end 2019.

BancFirst Corporation CEO David Harlow commented, “Pre-tax, pre-provision earnings for the quarter and first nine months of the year were $44.3 million and $136.8 million respectively compared to $45.7 million and $134.7 million for the same periods last year.  Government stimulus and changes in consumer and business spending patterns have combined to increase deposits $1 billion since year-end.  Economic activity and the rate of unemployment in our region have improved from levels experienced in the early months of the pandemic; however, loan demand continues to be soft and year to date loan growth absent PPP has been modest.”

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company.  The Company operates two subsidiary banks, BancFirst, is Oklahoma’s largest state-chartered bank with 108 banking locations serving 59 communities across Oklahoma, and Pegasus Bank, with 3 banking locations in Dallas, TX. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters.  Forward-looking statements include estimates and give management’s current expectations or forecasts of future events.  The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time.  Actual results may differ materially from forward-looking statements.

For additional information call:

Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation

Summary Financial Information

(Dollars in thousands, except per share and share data - Unaudited)

	2020	2020	2020	2019	2019
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Condensed Income Statements:
Net interest income	$75,852	$77,208	$74,073	$73,939	$72,287
Provision for credit losses	18,740	19,333	19,583	1,412	2,758
Non-interest income:
Trust revenue	3,131	3,368	3,655	3,682	3,490
Service charges on deposits	19,078	16,760	18,804	19,938	19,866
Securities transactions	—	(595)	50	(9)	—
Income from sales of loans	1,873	1,561	781	1,089	964
Insurance commissions	5,197	4,443	5,676	5,076	5,535
Cash management	3,701	4,255	4,320	4,258	4,430
Other	1,595	2,290	1,859	1,490	1,342
Total noninterest income	34,575	32,082	35,145	35,524	35,627

Non-interest expense:
Salaries and employee benefits	41,995	42,226	39,756	40,375	40,354
Occupancy expense, net	4,503	3,839	3,546	3,738	3,386
Depreciation	3,795	3,544	3,491	3,355	3,268
Amortization of intangible assets	968	968	964	1,007	842
Data processing services	1,669	1,629	1,692	1,634	1,467
Net expense from other real estate owned	196	(12)	(2,135)	(424)	26
Marketing and business promotion	1,485	1,485	2,355	2,327	2,047
Deposit insurance	723	365	136	147	(81)
Other	10,749	10,607	11,580	14,137	10,882
Total noninterest expense	66,083	64,651	61,385	66,296	62,191
Income before income taxes	25,604	25,306	28,250	41,755	42,965
Income tax expense	4,714	4,576	5,642	6,248	9,597
Net income	$20,890	$20,730	$22,608	$35,507	$33,368
Per Common Share Data:
Net income-basic	$0.64	$0.64	$0.69	$1.09	$1.02
Net income-diluted	0.63	0.63	0.68	1.07	1.00
Cash dividends declared	0.34	0.32	0.32	0.32	0.32
Common shares outstanding	32,679,191	32,662,691	32,646,691	32,694,268	32,644,018
Average common shares outstanding -
Basic	32,668,789	32,651,262	32,679,587	32,673,438	32,641,902
Diluted	33,168,938	33,075,493	33,287,359	33,366,848	33,327,213
Performance Ratios:
Return on average assets	0.86%	0.88%	1.07%	1.66%	1.65%
Return on average stockholders’ equity	7.89	7.99	8.87	13.76	13.80
Net interest margin	3.40	3.54	3.82	3.78	3.89
Efficiency ratio	59.84	59.16	56.20	60.56	57.63

BancFirst Corporation

Summary Financial Information

(Dollars in thousands, except per share and share data - Unaudited)

	Nine months ended
	September 30,
	2020	2019
Condensed Income Statements:
Net interest income	$227,133	$207,982
Provision for credit losses	57,656	6,875
Non-interest income:
Trust revenue	10,154	9,917
Service charges on deposits	54,642	56,643
Securities transactions	(545)	821
Income from sales of loans	4,215	2,530
Insurance commissions	15,316	15,220
Cash management	12,276	12,608
Other	5,744	3,966
Total noninterest income	101,802	101,705

Non-interest expense:
Salaries and employee benefits	123,977	112,649
Occupancy expense, net	11,888	8,966
Depreciation	10,830	9,268
Amortization of intangible assets	2,900	2,359
Data processing services	4,990	4,209
Net expense from other real estate owned	(1,951)	(361)
Marketing and business promotion	5,325	6,227
Deposit insurance	1,224	996
Other	32,936	30,692
Total noninterest expense	192,119	175,005
Income before income taxes	79,160	127,807
Income tax expense	14,932	28,435
Net income	$64,228	$99,372
Per Common Share Data:
Net income-basic	$1.97	$3.04
Net income-diluted	1.94	2.98
Cash dividends declared	0.98	0.92
Common shares outstanding	32,679,191	32,644,018
Average common shares outstanding -
Basic	32,666,554	32,627,924
Diluted	33,190,294	33,314,298
Performance Ratios:
Return on average assets	0.93%	1.71%
Return on average stockholders’ equity	8.24	14.14
Net interest margin	3.58	3.88
Efficiency ratio	58.41	56.51

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2020	2020	2020	2019	2019
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Balance Sheet Data:

Total assets	$9,618,728	$9,612,453	$8,669,096	$8,565,758	$8,388,816
Interest-bearing deposits with banks	1,609,462	1,583,116	1,356,826	1,646,238	1,476,340
Debt securities	596,941	608,031	591,987	491,626	555,575
Total loans	6,660,694	6,696,856	6,006,065	5,673,144	5,622,897
Allowance for credit losses	(106,126)	(89,500)	(70,080)	(54,238)	(55,928)
Deposits	8,495,751	8,486,671	7,573,200	7,483,635	7,330,677
Stockholders' equity	1,043,752	1,034,199	1,023,380	1,004,989	979,752
Book value per common share	31.94	31.66	31.35	30.74	30.01
Tangible book value per common share (non-GAAP)(1)	26.74	26.43	26.09	25.50	24.77
Balance Sheet Ratios:
Average loans to deposits	78.55%	79.78%	77.75%	75.83%	76.97%
Average earning assets to total assets	91.99	92.23	91.51	91.50	92.23
Average stockholders' equity to average assets	10.90	10.96	12.02	12.04	11.96
Asset Quality Data:
Past due loans	$6,412	$5,382	$10,065	$11,834	$11,215
Nonaccrual loans (5)	82,385	49,477	45,181	17,965	19,995
Restructured loans	7,032	3,213	3,158	18,010	17,504
Total nonperforming and restructured loans	95,829	58,072	58,404	47,809	48,714
Other real estate owned and repossessed assets	4,939	4,948	6,001	6,073	7,055
Total nonperforming and restructured assets	100,768	63,020	64,405	53,882	55,769
Nonaccrual loans to total loans	1.24%	0.74%	0.75%	0.32%	0.36%
Nonaccrual loans to total Non-PPP loans (non-GAAP)(3)	1.41	0.84	0.75	0.32	0.36
Nonperforming and restructured loans to total loans	1.44	0.87	0.97	0.84	0.87
Nonperforming and restructured loans to total Non-PPP loans (non-GAAP)(3)	1.64	0.99	0.97	0.84	0.87
Nonperforming and restructured assets to total assets	1.05	0.66	0.74	0.63	0.66
Allowance to total loans	1.59	1.34	1.17	0.96	0.99
Allowance to total Non-PPP loans (non-GAAP)(3)	1.82	1.52	1.17	0.96	0.99
Allowance to nonaccrual loans	128.82	180.89	155.11	301.91	279.72
Allowance to nonperforming and restructured loans	110.74	154.12	119.99	113.45	114.81
Net charge-offs to average loans	0.03	0.00	0.02	0.06	0.04

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,043,752	$1,034,199	$1,023,380	$1,004,989	$979,752
Less goodwill	149,922	149,922	149,923	148,604	147,013
Less intangible assets, net	19,914	20,882	21,850	22,608	24,025
Tangible stockholders’ equity (non-GAAP)	$873,916	$863,395	$851,607	$833,777	$808,714
Common shares outstanding	32,679,191	32,662,691	32,646,691	32,694,268	32,644,018
Tangible book value per common share (non-GAAP)	$26.74	$26.43	$26.09	$25.50	$24.77

(1) Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2)     Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

Reconciliation of Non-PPP loan ratios (non-GAAP)(4):

Total loans	$6,660,694	$6,696,856	$6,006,065	$5,673,144	$5,622,897
Less PPP loans	831,703	825,093	—	—	—
Total Non-PPP loans (non-GAAP)	$5,828,991	$5,871,763	$6,006,065	$5,673,144	$5,622,897

Nonaccrual loans (5)	82,385	49,477	45,181	17,965	19,995
Nonaccrual loans to total Non-PPP loans (non-GAAP)	1.41%	0.84%	0.75%	0.32%	0.36%
Total nonperforming and restructured loans	95,829	58,072	58,404	47,809	48,714
Nonperforming and restructured loans to total Non-PPP loans (non-GAAP)	1.64%	0.99%	0.97%	0.84%	0.87%
Allowance for credit losses	(106,126)	(89,500)	(70,080)	(54,238)	(55,928)
Allowance to total Non-PPP loans (non-GAAP)	1.82%	1.52%	1.17%	0.96%	0.99%

(3) Refer to the “Reconciliation of Non-PPP loan ratios (non-GAAP)” Table.

(4)     Nonaccrual loans to total Non-PPP loans is nonaccrual loans, divided by total loans less Paycheck Protection Program (PPP) loans. Nonperforming and restructured loans to total Non-PPP loans is nonperforming and restructured loans, divided by total loans less PPP loans. Allowance to total Non-PPP loans is allowance for credit losses, divided by total loans less PPP loans. These amounts are non-GAAP financial measures but have been included as they are considered critical metrics with which to analyze and evaluate the financial condition and capital strength of the Company. These measures should not be considered substitutes for operating results determined in accordance with GAAP.

(5) Government Agencies guarantee approximately $8.4 million of nonaccrual loans.

BancFirst Corporation

Consolidated Average Balance Sheets

And Interest Margin Analysis

Taxable Equivalent Basis

(Dollars in thousands - Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2020			September 30, 2020
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$6,671,344	$76,744	4.56%	$6,376,221	$232,380	4.85%
Securities – taxable	591,933	2,032	1.36	556,557	6,665	1.60
Securities – tax exempt	33,785	166	1.95	28,579	485	2.26
Federal funds sold and interest-bearing deposits with banks	1,567,437	422	0.11	1,509,493	5,586	0.49
Total earning assets	8,864,499	79,364	3.55	8,470,850	245,116	3.85
Nonearning assets:
Cash and due from banks	241,160			210,558
Interest receivable and other assets	619,570			603,167
Allowance for credit losses	(88,823)			(69,603)
Total nonearning assets	771,907			744,122
Total assets	$9,636,406			$9,214,972
LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Transaction deposits	$678,447	$125	0.07%	$755,835	$809	0.14%
Savings deposits	3,393,158	890	0.10	3,230,145	8,482	0.35
Time deposits	699,074	1,839	1.04	699,211	6,713	1.28
Short-term borrowings	3,117	-	0.05	3,306	8	0.33
Long-term borrowings	2,119	-	-	1,478	-	-
Junior subordinated debentures	26,804	491	7.27	26,804	1,474	7.33
Total interest-bearing liabilities	4,802,719	3,345	0.28	4,716,779	17,486	0.49
Interest-free funds:
Noninterest-bearing deposits	3,722,973			3,414,106
Interest payable and other liabilities	60,574			46,175
Stockholders’ equity	1,050,140			1,037,912
Total interest free funds	4,833,687			4,498,193
Total liabilities and stockholders’ equity	$9,636,406			$9,214,972
Net interest income		$76,019			$227,630
Net interest spread			3.27%			3.36%
Effect of interest free funds			0.13%			0.22%
Net interest margin			3.40%			3.58%